Exhibit 24.1

SOUTHERN CALIFORNIA EDISON COMPANY

POWER OF ATTORNEY

The undersigned, SOUTHERN CALIFORNIA EDISON COMPANY, a California corporation, and certain of its officers and/or directors do each hereby constitute and appoint, STEPHEN E. PICKETT, THOMAS M. NOONAN, POLLY L. GAULT, BARBARA E. MATHEWS, LINDA G. SULLIVAN, ROBERT C. BOADA, GEORGE T. TABATA, PAIGE W. R. WHITE, MICHAEL A. HENRY, JEFFREY C. SHIEH, KATHLEEN BRENNAN DE JESUS, JEFFREY D. DURAN, DARLA F. FORTE, BONITA J. SMITH, MARGA ROSSO, and SARAH C. PEREZ or any of them, to act as attorney-in-fact, for and in their respective names, places, and steads, to execute, sign, and file or cause to be filed an Annual Report on Form 10-K for the fiscal year ended December 31, 2006, Quarterly Reports on Form 10-Q for each of the first three quarters of fiscal year 2007, any Current Reports on Form 8-K from time to time during 2007 and through December 13, 2007, or in the event this Board of Directors does not meet on December 13, 2007, through the next succeeding date on which this Board holds a regular meeting, and any and all supplements and amendments thereto, to be filed by Southern California Edison Company with the Securities and Exchange Commission, under the Securities Exchange Act of 1934 as amended, (the “Act”), for the purpose of complying with Sections 13 or 15(d) of the Act, granting unto said attorneys-in-fact, and each of them, full power and authority to do and perform all and every act and thing whatsoever requisite, necessary and appropriate to be done in and about the premises as fully and to all intents and purposes as the undersigned or any of them might or could do if personally present, hereby ratifying and approving the acts of each of said attorneys-in-fact.

Executed at Rosemead, California, as of this 14th day of December, 2006.

SOUTHERN CALIFORNIA EDISON COMPANY

By:	/s/ John E. Bryson
John E. Bryson
Chairman of the Board

Attest:

/s/ Barbara E. Mathews
BARBARA E. MATHEWS
Vice President, Associate General Counsel, Chief Governance Officer, and Corporate Secretary

2007 Southern California Edison Company

10-K, 10-Q, and 8-K Power of Attorney

Principal Executive Officer:

/s/ John E. Bryson
John E. Bryson	Chairman of the Board and Director

Principal Financial Officer:

/s/ Thomas M. Noonan
Thomas M. Noonan	Senior Vice President and Chief Financial Officer

Controller and Principal Accounting Officer:

/s/ Linda G. Sullivan
Linda G. Sullivan	Vice President and Controller

Additional Directors:

/s/ Alan J. Fohrer	Director	/s/ Ronald L. Olson	Director
Alan J. Fohrer		Ronald L. Olson

/s/ France A. Córdova	Director	/s/ James M. Rosser	Director
France A. Córdova		James M. Rosser

/s/ Charles B. Curtis	Director	/s/ Richard T. Schlosberg, III	Director
Charles B. Curtis		Richard T. Schlosberg, III

/s/ Bradford M. Freeman	Director	/s/ Robert H. Smith	Director
Bradford M. Freeman		Robert H. Smith

/s/ Luis G. Nogales	Director	/s/ Thomas C. Sutton	Director
Luis G. Nogales		Thomas C. Sutton